FQF TRUST

      OFFICER'S CERTIFICATE

The undersigned hereby certifies that he is the Vice
President of FQF Trust (the "Trust"); that the following is a true and correct copy of the resolutions approving the form of the fidelity bond adopted by vote of a majority of the members of the Board of Trustees of the Trust, including a majority of the Trustees who are not interested persons of the Trust ("Independent Trustees"), within the meaning of Section 2(a)(19) of the Investment
Company Act of 1940 Act, as amended ("1940 Act"), on the 21st day of August, 2013; and that said resolutions are in full force and effect:

RESOLVED, that the Board, including a majority of the Independent Trustees, hereby authorizes the Trust to obtain and maintain a fidelity bond, in the form of a joint bond or an investment company blanket bond, against larceny and embezzlement, covering each officer and employee of the Trust; and it is further

RESOLVED, that the Board, including a majority of the Independent Trustees, giving due consideration, as required by Rule 17g-1(d) under the 1940 Act, to all relevant factors, including but not limited to, the aggregate assets of the Trust at the end of its last fiscal year of operations, the type and terms of custody of such assets and the nature of the securities in the portfolios of the Trust's series, authorizes a fidelity bond upon the terms as discussed at this Meeting; and it is further

RESOLVED, that the officers of the Trust be, and each of them hereby is, authorized to increase the amount of the fidelity bond from time to time to ensure adequate coverage based upon all relevant factors, including the value of the Trust's assets, to enable the Trust to remain in compliance with the 1940 Act, including Rule 17g-1(d) thereunder;
and it is further

RESOLVED, that, for purposes of Rule 17g-1(h) under the 1940 Act, the Chief Executive Officer, President and Vice President, of the Trust be, and each of them hereby is, authorized to make all necessary filings with the SEC and give all notices and information with respect to such fidelity bond as required under Rule 17g-1(g) under the 1940 Act; and it is further

RESOLVED, that the officers of the Trust be, and each of them hereby is, authorized to make any payments, take any actions and execute any instruments that may be necessary or advisable to carry out the foregoing resolutions and the purpose and intent thereof;

In witness whereof, the undersigned has executed this Certificate this 25th day of September, 2013.


			/s/ William H. DeRoche
			________________________
			William H. DeRoche
			President